Transactions pursuant to Rule 10f3



Name of Issuer	Date of Purchase
Number of Securities Purchased (PAR)
Dollar Amount of Purchase 	Price per Unit
	Name(s) of Underwriter(s) or Dealer(s)
From Whom Purchased	Affiliated
Members of the Underwriting Syndicate
	Other Members of the Underwriting
Syndicate


Albertsons Companies	5/25/2016
1,500,000 	 1,500,000 	100	BofA
Merrill Lynch	Morgan Stanley	BofA
Merrill Lynch, Credit Suisse, Citigroup, Morgan
Stanley, Goldman, Sachs & Co., Deutsche Bank
Securities, Barclays, Guggenheim Securities,
RBC Capital Markets, Wells Fargo Securities


Teck Resources	5/26/2016	 758,000
	 758,000 	100	J.P. Morgan
	Morgan Stanley	J.P. Morgan,
BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, BMO Capital Markets, CIBC Capital
Markets, Citigroup, Deutsche Bank Securities,
Morgan Stanley, RBC Capital Markets,
Scotiabank, TD Securities


Murphy Oil Corporation	8/12/2016
100,000 	 100,000 	100	J.P.
Morgan	MUFG	J.P. Morgan, BofA
Merrill Lynch, BNP PARIBAS, DNB Markets,
Scotiabank, MUFG, Wells Fargo Securities,
Regions Securities LLC, Capital One Securities,
Goldman, Sachs & Co.